Exhibit 23(b)



                               CONSENT OF INDEPENDENT ACCOUNTANTS
                                             -------

We consent to the incorporation by reference in this Registration Statement on Form S-3 covering $200,000,000 of Baltimore Gas and Electric Company Medium-Term Notes, Series H (the "Registration Statement") of our report dated January 21, 1998, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K, of Baltimore Gas and Electric Company and Subsidiaries, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP
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                                          PricewaterhouseCoopers LLP


Baltimore, Maryland
October 21, 1998